Exhibit 99.1

CONNECTICUT VALLEY ELECTRIC COMPANY RESTRUCTURING

Term Sheet
by and between
Public Service Company of New Hampshire
and
Central Vermont Public Service Corporation/Connecticut Valley Electric Company Inc.

This Term Sheet, dated November 27, 2002, is entered into by the above-named Parties as one part of a series of negotiations intended to result in a comprehensive settlement of issues related to the restructuring of Connecticut Valley Electric Company. The Parties agree to negotiate in good faith to finalize a final settlement agreement that is based upon and incorporates the terms set forth herein. The provisions contained herein are subject to change based upon review and analysis of information requested by PSNH, as well as adjustments required by PSNH and CVEC/CVPS to effectuate beneficial tax treatment of this transaction.

1.        PSNH shall purchase substantially all of CVEC's New Hampshire electric business. The franchises held by CVEC shall be transferred to PSNH, as well as substantially all of CVEC's real, personal and intangible property. These assets will be described in detail in an exhibit to the P&S Agreement. Such assets will be purchased at their net book value, adjusted for accrued depreciation, as of the date of closing. In addition, certain property of CVPS, such as meter reading vehicles and line construction trucks, may be purchased by PSNH at their fair market value. Such property to be purchased from CVPS will be described in detail in an exhibit to the P&S Agreement.

2.        Power Purchase Obligations

        a. As of the date of closing, PSNH shall assume and be obligated to pay for any power purchase obligations of CVEC or CVPS for the following Qualifying Facilities:

    NH/VT Refuse Facility (Wheelabrator)
    Pettyboro
    Bath Electric
    Celly Mills
    Eastman Brook

        b. CVPS shall retain the obligation to purchase the output of the following facilities pursuant to the terms and conditions of their respective existing contracts:

    Lafayette Street Hydro
    Lower Valley
    Sweetwater Hydro
    Woodsville Hydro

        c. Subject to adjustments required by PSNH and CVEC/CVPS to effectuate beneficial tax treatment of this transaction, the existing RS-2 wholesale power contract between CVPS and CVEC shall be assigned to PSNH effective as of closing. This contract shall then be immediately terminated. Simultaneous with the contract termination, PSNH shall make a termination payment to CVPS as agreed upon by the State/CVPS which shall equal the sum of:

    the stranded cost reimbursement. The stranded cost reimbursement will be adjusted upwards or downwards based upon the actual date of closing;
    the restructuring reimbursement of $200,000;
    the FAS 109-related reimbursement agreed upon by the State/CVPS. This payment shall be reconciled as of the date of closing; and
    amounts necessary to be made whole for reconciliation of CVEC balances as of the date of closing for its Tiered Discount Program, PPCA, FAC, BPTAP, C&LMPA, and any other similar charges.

3.        Delivery Points and Transmission Service

        a. On and after closing of the transaction, PSNH will be responsible for all costs incurred by the transmission providers for the transmission power to PSNH to serve the former CVEC load through rates approved by the applicable regulatory agency.

    PSNH will pay for NEPOOL Regional Network Service (RNS), either by way of the VELCO Open Access Tariff or the NU Open Access Tariff according to the terms of the NEPOOL Open Access Tariff. (Delivery Service A in Table 3(b))
    PSNH will directly take Local Network Service (LNS) by way of the VELCO Open Access Tariff. (Delivery Service B in Table 3(b))
    PSNH will take Network Service by way of the CVPS Open Access Transmission Tariff for transmission service (Delivery Service C in Table 3(b)) and will take distribution service for an allocated portion of specific distribution facilities by way of the CVPS Open Access Tariff. (Delivery Service D in Table 3(b))
    PSNH shall be responsible for provision of delivery service and billing to the New Hampshire Electric Cooperative (NHEC) for use of the PSNH system.
    Woodsville Fire District Water and Light Department (Woodsville) will continue to be served by CVPS including service over the former CVEC transmission line transferred to CVPS.

        b. The points of delivery shall be as follows:
INTERCONNECT POINT	VERMONT SOURCE	NEW HAMPSHIRE DELIVERY POINT	VOLTAGE (kV)	NHEC CONNECTION	GEN. (see below)	DELIVERY SERVICES
1	Ely	Orford	12.5			A, B, C, D
2	Bradford	Piermont	12.5		*	A, B, C, D
3	Wells River	Bath	12.5			A, B, C, D
4	Newbury	Haverhill	12.5	X	**	A, B, C, D
5	Thetford	Lyme	12.5	X		A, B, C, D
6	Windsor	Cornish	12.5	X		A, B, C, D
7	Ascutney	Lafayette St.	46		***	A, B, C
8	Ascutney	Maple Ave.	46			A, B, C
9	Ascutney (Inactive)	Claremont Foundry (Joy)	46			A, B, C
10	Ascutney	River Rd. (Temple Eastex)	46	X		A, B, C
11	Ascutney	Coy (Sweetwater Hydro)	46		****	A, B, C
12	Ascutney	Grissom River (Sullivan)	46			A, B, C
13	Ascutney	Wheelabrator (NH/VT Solid Waste)	46		*****	A, B, C

Generators

* Celly Mills, Eastman Brook
** Bath Electric, Pettyboro, Woodsville Hydro
*** Lafayette St. Hydro (Lower Village Hydro),
       Lower Valley
**** Sweetwater Hydro
***** Wheelabrator (NH/VT Solid Waste)

Delivery Services Required
  VELCO as agent for ISO-NE RNS service (69 kV, 115 kV, 230 kV, and 345 kV facilities).
  VELCO LNS service (mostly 115 kV).
  CVPS Network Service (34.5 kV, 46 kV, 69 kV, and 115 kV). Includes certain allocated charges from National Grid for network service.
  CVPS distribution delivery facility charge (local distribution 12.5 kV).

        c. CVPS and PSNH shall cooperate to establish clearly defined demarcations of ownership at each delivery point. It is agreed that the 12 kV delivery point demarcation (see table 3(b)) is at the Vermont-New Hampshire border (west side of Connecticut River). In addition, 46kV delivery points (Interconnection Points 8 through 13 in table 3(b)) are at each radial 46kV tap on the CVPS 46 kV facilities from Bellows Falls to Windsor, Vermont. The Lafayette Street delivery point (Interconnection Point 7 in table 3(b)) shall be on the load side of switch 406 and 389, subject to site review.

        d. CVPS shall have the right to revise the transmission service and the terms and conditions thereof from time to time in accordance with the provisions of Section 205 of the Federal Power Act and PSNH shall have the right to seek remedies or modification under Section 206 of the Federal Power Act.

        e. If PSNH terminates delivery at any delivery point described in table 3(b), PSNH will provide one-year advance notification to CVPS, and the Parties shall negotiate termination compensation as necessary.

        f. PSNH and CVPS shall cooperate in establishing metering at each interconnection point sufficient to allow accurate billing of transmission services listed in section 3(a) and 3(b) above and to accurately report hourly load information to VELCO and the Independent System Operator New England, or successor organization, as required for regional energy markets. CVPS will own and maintain all delivery point metering providing service to the thirteen PSNH delivery points. PSNH will own and maintain all delivery point metering providing service to the four NHEC delivery points and metering for all generation to be purchased by PSNH. CVPS and PSNH will share access to meter information as required by each company.

        g. PSNH shall continue to deliver power to CVPS from the IPP's denoted below at no charge to CVPS through the remaining term of CVPS's current power purchase obligations: Lafayette Street Hydro, Lower Valley, Sweetwater Hydro, and Woodsville Hydro.

        h. An operating agreement between CVPS and PSNH will be required for the safe, economical, and reliable operation and maintenance of the respective electric systems. The Parties will negotiate land rights, easements and licenses required for such operation and maintenance of the electric systems.

4.        Customer Transition

        a. At least 60 days prior to closing, CVEC will provide to PSNH sufficient data for PSNH to prepare its systems to receive CVEC customers including but not limited to service addresses, meter information, meter reading routes, circuit information, etc. The data to be transferred will be mutually agreed upon between CVEC and PSNH and will be transferred in a format and manner also to be mutually agreed upon.

        b. On the closing date, CVEC will prepare a computer file in a format to be mutually agreed upon by PSNH and CVEC that contains the specific customer data on all parties who are active CVEC customers. If a customer is enrolled in a CVEC program where PSNH offers an equivalent program, the file will contain sufficient information to allow PSNH to enroll the customer in the PSNH program on initiation of their PSNH account. Examples would be PSNH's Level Payment Program, the statewide Electric Assistance Program, LIHEAP, etc.

        c. The CVEC customer meters will be read by PSNH using CVPS-supplied hand-held meter reading recording devices on their regularly scheduled cycle meter read date after closing. CVEC will prorate the difference between the meter reading obtained after the closing and the customer's prior meter reading based solely on the number of days during the reading period that occurred before and after the closing date. CVEC will on a daily basis transfer to PSNH in a format and method to be mutually agreed upon, the prorated meter reading which CVEC calculated attributable to the closing date and the reading obtained on the cycle read date. For customers with demand billing, CVEC and PSNH agree to use best efforts to obtain actual meter readings as of the day of closing. At least the 100 largest demand customers will be read on the closing date. For CVEC accounts that have interval metering, CVEC will transfer the detailed 15 minute interval data recorded on or after the closing date to PSNH for use in preparing the PSNH billing for the period after the closing date. CVEC will use the prorated meter reading difference attributable to the period prior to the closing to prepare a final bill for the customer. CVEC will use their normal final billing protocols to prepare the final bill including the crediting of deposits and accrued interest to the customers accounts. PSNH will use the closing date and cycle read date readings to generate billings to the customers for such initial bill period.

        d. CVEC will continue to own all accounts receivable generated prior to the closing and pursue collection of such receivables in the normal course for "final billed" customers. Any deposits and interest remaining after successful collection of any outstanding accounts receivable will be refunded under current NHPUC regulations.

        e. CVEC will retain all inactive accounts receivable.

        f. CVPS, or its appropriate affiliate, will retain the water heater rental program currently available to CVEC customers through CVPS's unregulated subsidiary Smart Energy and will generate their own billings for that program after the closing date.

        g. On the closing date, CVEC will also transfer to PSNH in a format and manner to be mutually agreed upon all service orders with effective dates after the closing date. CVEC will continue to pursue the finalization of service orders commenced prior to the closing date and send the results to PSNH in a format and method to be mutually agreed upon as they are finalized by CVEC.

        h. CVPS will cooperate with PSNH to provide metering equipment and spares at fair market value following closing as requested by PSNH.

5.        Employee Protections

        PSNH will offer qualified CVPS employees who are designated by CVPS and who are working in the CVEC franchise area at the time of closing similar positions with PSNH, which positions, if represented, will be covered under the terms and conditions of the collective bargaining agreement then in effect between PSNH and IBEW Local 1837. Such designated employees who are not represented by a union will be offered similar positions with PSNH. These designated employees (both represented and non-represented) will be eligible to participate in the same employee benefits (health, life insurance, disability, 401(k), vacation, holiday, pension and post-retirement health and life insurance, etc.) that are made available to, and under the same terms and conditions as, PSNH employees generally. Specific details relating to the merging, bridging and/or offsetting of benefits and service will be provided once all of the benefit plan and other related information specified in the data requests have been received and fully reviewed.

6.        Taxes

        a. Property taxes and any similar assessments related to the assets to be purchased shall be prorated between the parties as of the date of closing.

        b. Conveyance taxes shall be shared equally by the parties.

7.        Approvals

        a. This transaction is conditioned upon receipt of necessary regulatory approvals. Such approvals must be unconditional or with conditions acceptable to the parties in their sole discretion, and must include approval of PSNH's methodologies for full recovery of the costs of this transaction and payment of the amounts contemplated herein to CVPS. Regulatory agencies from which approvals may be required include, but are not limited to:

i. NHPUC

ii. FERC

iii. SEC

        b. This transaction is conditioned upon receipt by PSNH and CVEC/CVPS of necessary lender consents.

        c. This transaction is conditioned upon approval to the extent necessary by the Boards of NU, PSNH, CVPS, and CVEC.

8.        Closing

        Closing shall take place at a mutually acceptable time and place as necessary to ensure an effective date of the transaction of January 1, 2004, or such other date as adjusted by mechanisms agreed to by the Parties hereto and the State Parties in the other related term sheets. At closing, CVPS shall present PSNH with all bills of sale, assignments, deeds, assignments customer lists, service records, maps, diagrams, equipment records, inventory accounts, etc., in its or CVEC's possession reasonably necessary for the operation and maintenance of the CVEC system by PSNH or for the billing and management of CVEC's customer accounts by PSNH.

9.        Indemnification and Hold Harmless

        a. PSNH shall not be liable for injury or damages to person (including death) or property or any claims, demands, causes of action and contentions which the New Hampshire Department of Environmental Services ("NHDES"), the United States Environmental Protection Agency ("USEPA"), any other governmental entity or potentially responsible party ("PRP") or other person has or might have against PSNH, its respective successors, affiliates, parents, subsidiaries, and assigns (collectively, the "PSNH Entities"), on account of, with respect to, or in any way connected with or arising solely out of from or in connection with CVPS's, its agents', employees', customers', subcontractors' or invitees' use of the Property prior to Closing or otherwise occurring within the Property prior to Closing, including, without limitation, study costs, remediation costs, response costs, governmental oversight costs, contribution costs, costs of operation and maintenance of any remedy, damages, or attorneys' fees taken at or in respect of the Property under applicable Federal or State statutory or common law including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA" or "Superfund"), the New Hampshire Hazardous Waste Clean-Up Fund, R.S.A. 147-B (the "NH Hazardous Waste Act"), as amended, or any successor statutes thereto (together, the "Pre-Closing Covered Claims"). To the maximum extent this agreement may be made effective according to law, CVPS agrees to defend, indemnify and save harmless the PSNH Entities from and against the Pre-Closing Covered Claims.

        b. In like manner CVPS shall not be liable for injury or damages to person (including death) or property or any claims, demands, causes of action and contentions which the NHDES , the USEPA, any other governmental entity or PRP or other person has or might have against CVPS, its respective successors, affiliates, parents, subsidiaries, and assigns (collectively, the "CVPS Entities"), on account of, with respect to, or in any way connected with or arising solely out of from or in connection with PSNH's, its agents', employees', customers', subcontractors' or invitees' use of the Property following Closing or otherwise occurring within the Property following Closing, including study costs, remediation costs, response costs, governmental oversight costs, contribution costs, costs of operation and maintenance of any remedy, damages, or attorneys' fees taken at or in respect of the Property under applicable Federal or State statutory or common law including, without limitation, CERCLA, the NH Hazardous Waste Act, as amended, or any successor statutes thereto (together, the "Post-Closing Covered Claims"). To the maximum extent this agreement may be made effective according to law, PSNH agrees to defend, indemnify and save harmless the CVPS Entities from and against the Post-Closing Covered Claims.

10.        Post Closing

        The parties agree to cooperate with each other post-closing to provide assistance concerning the provision of electric service to CVEC's customers and evidence and testimony as necessary before regulatory, administrative and judicial bodies as may reasonably be necessary and requested by PSNH for a period of two (2) years from date of closing. PSNH shall be responsible for reimbursing CVPS for all costs, including legal fees, associated with these matters.

11.        The Preservation of Business

        CVPS agrees to continue to operate CVEC's business in accordance with customary utility practice through the date of closing, including the preservation of franchises, licenses, property rights, insurance, etc.

12.        Access to Property

        CVPS shall cooperate with PSNH through the date of closing to allow PSNH to have access at mutually agreeable and reasonable times during normal business hours to CVEC facilities, books and records to make such investigations as PSNH deems necessary. PSNH will perform any such investigations, and shall keep information received during such investigations confidential to the extent set forth in the confidentiality agreement that is a part of this transaction.

13.        Choice of Law

        New Hampshire law shall govern this transaction.

14.        Legislation

        Should changes in New Hampshire law be required to implement the provision of this term sheet, CVPS and PSNH shall use their best efforts to effect such changes.

15.        Termination

        Termination by mutual consent is permitted and termination without cause is actionable. In the event that all the approvals are not obtained by June 30, 2004, this agreement and the transaction contemplated herein shall terminate.

16.        Breach

        Damages for claims of breach of contract shall be limited to direct costs related to the breach and shall not include consequential damages.

17.        Dispute Resolution

        In the event that it becomes necessary, the parties agree to pursue resolution first through mediation and share the cost of a mutually acceptable mediator. If the parties are unable to resolve the issues through mediation within a reasonable period of time, the parties will jointly select an arbitrator or panel of arbitrators to resolve the matter through binding arbitration.

18.        Contingency

        The Parties understand and agree that the agreement set forth in this Term Sheet is contingent upon PSNH, CVEC and the State Parties entering into and closing on transactions related to this transaction and necessary to its resolution.
PUBLIC SERVICE CO. OF NEW HAMPSHIRE By its President and Chief Operating Officer /s/ Gary A. Long Gary A. Long	CENTRAL VERMONT PUBLIC SERVICE CORPORATION By its Senior Vice President Customer Services, Secretary, and General Counsel /s/ Joseph M. Kraus Joseph M. Kraus
CONNECTICUT VALLEY ELECTRIC COMPANY INC. By its Senior Vice President Customer Services, Secretary, and General Counsel /s/ Joseph M. Kraus Joseph M. Kraus